Exhibit 10.2

SECURITY AGREEMENT

(CitiSteel USA, Inc.)

THIS SECURITY AGREEMENT (this “Agreement”), dated as of August 25, 2005, between THE BANK OF NEW YORK, a New York banking corporation (“BNY”), as Collateral Agent for the benefit of the Secured Creditors (as defined below) (in such capacity, “Collateral Agent”), and CITISTEEL USA, INC., a Delaware corporation (“Issuer”), is as follows:

1. DEFINITIONS.

1.1 Indenture. Any capitalized term used but not defined herein shall have the meaning ascribed thereto in the Indenture dated as of the date of this Agreement, among Issuer, the Guarantor named therein and BNY, as Trustee and Collateral Agent (as amended, restated, supplemented or otherwise modified, the “Indenture”).

1.2 Defined Terms. In addition to the other terms defined in this Agreement, whenever the following capitalized terms (whether or not underscored) are used, they shall be defined as follows:

“Collateral” means all of Issuer’s rights, titles and interests in and to all of Issuer’s assets and property, tangible and intangible, real and personal, including:

(i) all of Issuer’s accounts, chattel paper, deposit accounts, documents, equipment, fixtures, instruments, inventory, investment property, general intangibles, goods, and letter-of-credit rights;

(ii) all of Issuer’s rights, titles and interests in and to the commercial tort claims listed, or required to be listed, in Exhibit 5.7 to this Agreement;

(iii) without limiting the description of the property or any rights or interests in the property described above in this definition of Collateral, all of Issuer’s rights, titles and interests in and to (a) all of Issuer’s money, cash, and other funds; (b) all attachments, accessions, parts and appurtenances to, all substitutions for, and all replacements of any and all of Issuer’s equipment, fixtures and other goods; (c) all of Issuer’s agreements, as-extracted collateral, tangible chattel paper, electronic chattel paper, health-care-insurance receivables, leases, lease contracts, lease agreements, payment intangibles, proceeds of letters of credit, promissory notes, records, and software; and (d) all of Issuer’s franchises, customer lists, insurance refunds, insurance refund claims, tax refunds, tax refund claims, pension plan refunds, pension plan reversions, patents, patent applications, service marks, service mark applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, and licenses;

(iv) all supporting obligations;

(v) all of the products and proceeds of all of the foregoing described property and interests in property, including cash proceeds and noncash proceeds, and including proceeds of any insurance, whether in the form of original collateral or any of the property or rights or interests in property described above in this definition of Collateral; and

(vi) all of the foregoing, whether now owned or existing or hereafter acquired or arising, or in which Issuer now has or hereafter acquires any rights, titles or interests;

provided, however, that “Collateral” shall not include the following:

(a) Voting Stock of a Foreign Subsidiary of Issuer, in excess of 65% of the total combined voting power of all Voting Stock of each such Foreign Subsidiary; and

(b) Capital Stock of any Foreign Restricted Subsidiary of Issuer to the extent such Foreign Subsidiary is and remains a Foreign restricted Subsidiary.

“Indenture Documents” means, collectively, the Indenture, the Notes, the Collateral Agreements, the Guarantees, and all other agreements, instruments and documents relating to the purchase of the Notes, including mortgages, deeds of trust, security agreements, subordination agreements, intercreditor agreements, pledges, powers of attorney, consents, collateral assignments, locked box and cash management agreements, letter agreements, contracts, notices, leases, financing statements and letters of credit and applications therefor and all other writings, which have been, are as of the date of this Agreement, or will in the future be signed by, or on behalf of, Issuer and delivered to Collateral Agent, Trustee, or the Holders.

“Note Collateral” means the Collateral, the Property (as defined in any Mortgage), the Pledged Collateral (as defined in the Stock Pledge Agreement), the Collateral (as defined in any other Security Agreement), and any other security or collateral provided from time to time by, or on behalf of, Issuer or any other Person for the Obligations.

“Obligations” means all obligations for principal, premium, interest, Additional Interest (including interest and Additional Interest accruing after the commencement of any bankruptcy, insolvency, or similar proceeding, whether or not a claim for post-filing or post-petition interest or Additional Interest is allowed in such proceeding), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the Notes, the Indenture, the Guarantees and other Indenture Documents.

“Secured Creditors” means, collectively, Collateral Agent, each Holder and the Trustee.

“Termination Date” means the earliest to occur of the date on which (a) all Obligations have been paid in full in cash; (b) the Issuer exercises its legal defeasance option or covenant defeasance option described in Section 8.01 of the Indenture; and (c) the satisfaction and discharge of the Indenture occurs in accordance with Section 8.02 thereof.

“UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

1.3 Other Definitional Provisions; Construction. Unless otherwise specified,

(i) As used in this Agreement, accounting terms relating to Issuer not defined in this Agreement have the respective meanings given to them in accordance with GAAP.

(ii) The definition of any document, instrument or agreement includes all schedules, attachments and exhibits thereto and all renewals, extensions, supplements, restatements and amendments thereof. All Exhibits and Schedules attached to this Agreement are incorporated into, made and form an integral part of, this Agreement for all purposes.

(iii) “Hereunder,” “herein,” “hereto,” “this Agreement” and words of similar import refer to this entire document; “including” is used by way of illustration and not by way of limitation, unless the context clearly indicates the contrary; the singular includes the plural and conversely; and any action required to be taken by Issuer is to be taken promptly, unless the context clearly indicates the contrary.

(iv) All of the uncapitalized terms contained in this Agreement which are now or hereafter defined under the UCC will, unless the context indicates otherwise, have the meanings provided for now or hereafter in the UCC.

2. GRANT OF SECURITY INTEREST; SET-OFF AND RELATED MATTERS.

2.1 Security Interest. As security for the full, prompt and complete payment and performance by Issuer of the Obligations, Issuer hereby grants to, and creates in favor of, Collateral Agent, for the benefit of the Secured Creditors, a continuing security interest in, and Lien on, all of the Collateral.

2.2 Set-Off. All cash, moneys, investment property and other properties of Issuer and the proceeds thereof now or hereafter held or received by Collateral Agent, for the benefit of the Secured Creditors, from or for the account of Issuer, including any and all deposits (general or special), account balances and credits of Issuer with Collateral Agent at any time existing, (i) are part of the Collateral, (ii) will be held as security for the Obligations, and (iii) may be set-off and applied against any or all Obligations at any time following the occurrence and during the continuance of an Event of Default, and Collateral Agent has the right (but not the obligation) at any time following and during the continuance of an Event of Default to refuse to allow withdrawals from any account of Issuer. Issuer authorizes each Secured Creditor to pay or to deliver to Collateral Agent any deposits or other sums credited by, or due from, such Secured Creditor to Issuer for application against any or all Obligations, at any time upon the occurrence and during the continuance of any Event of Default, all without further notice to Issuer (such notice being expressly waived) and without any necessity on Collateral Agent’s part to resort to other security or sources of reimbursement for the Obligations. The rights given to the Secured

Creditors hereunder are cumulative with the Secured Creditors’ other rights and remedies, including other rights of setoff. Collateral Agent will promptly notify Issuer of Collateral Agent’s receipt of such funds for application against the Obligations, but Collateral Agent’s failure to do so will not affect the validity or enforceability thereof. Collateral Agent has authorization to, and may make any suitable arrangements with, any Secured Creditor for effectuation thereof, and Issuer hereby irrevocably appoints Collateral Agent as its attorney-in-fact to collect any and all such deposits or other sums to the extent any such payment is not made to Collateral Agent by any Secured Creditor.

2.3 Security Interest Absolute. All rights of Collateral Agent and the security interest hereunder, and all obligations of Issuer hereunder, shall be absolute and unconditional irrespective of:

(i) any invalidity or unenforceability in whole or in part of the Indenture or any other Indenture Document;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture Documents;

(iii) any exchange, release or non-perfection of any Note Collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Obligations; or

(iv) any other circumstance which might otherwise constitute a defense available to, or discharge of, Issuer or a third party guarantor.

2.4 Postponement of Subrogation. Guarantor agrees that it will not exercise any rights against Issuer or any other Guarantor which it may acquire by way of rights of subrogation under this Security Agreement or any other Indenture Document to which it is a party prior to the Termination Date. Guarantor shall not seek or be entitled to seek any contribution or reimbursement from Issuer or any other Guarantor, in respect of any payment made under any Indenture Document or otherwise, until following the Termination Date. Any amount paid to Guarantor on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Secured Creditors and shall immediately be paid and turned over to Collateral Agent for the benefit of the Secured Creditors in the exact form received by Guarantor (duly endorsed in favor of Collateral Agent, if required), who, shall, to the extent not retained as cash collateral, turn such amount over to Trustee to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 6.10 of the Indenture. In furtherance of the foregoing, at all times prior to the Termination Date, Guarantor shall refrain from taking any action or commencing any proceeding against Issuer or any other Guarantor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Security Agreement to any Secured Creditor.

3. PERFECTION OF AGENT’S SECURITY INTEREST; DUTY OF CARE.

3.1 Required Issuer Actions. Until the Termination Date, Issuer shall perform any and all steps and take all commercially reasonable actions necessary, or requested by Collateral Agent, from time to time to perfect, maintain, protect, and enforce Collateral Agent’s security interest in, and Lien on, the Collateral, including (i) executing and delivering all appropriate documents and instruments as are necessary, or as Collateral Agent may determine are necessary or desirable to perfect, preserve, or enforce Collateral Agent’s interest in Collateral, including financing statements, all in form and substance satisfactory to Collateral Agent, (ii) delivering to Collateral Agent any warehouse receipts or other documents of title covering that portion of the Collateral which, with Collateral Agent’s consent, may be located in warehouses and in respect of which warehouse receipts are issued, (iii) upon the occurrence and during the continuance of any Event of Default, transferring inventory to warehouses approved by Collateral Agent, (iv) placing notations on Issuer’s books of account to disclose Collateral Agent’s security interest and Lien therein, and (v) taking such other steps and actions as are necessary, or as are deemed to be necessary or desirable by Collateral Agent, to perfect and enforce Collateral Agent’s security interest in, and Lien on, and other rights and interests in, the Collateral.

3.2 Financing Statements; Notices. Issuer shall, and hereby irrevocably authorizes Collateral Agent to, at any time and from time to time file in any filing office in any jurisdiction as is necessary, or as Collateral Agent determines to be necessary, to perfect or protect a security interest under applicable law any initial financing statements and amendments thereto that (a) describe the Collateral as all assets of Issuer, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (or a description of equal or lesser scope or with greater detail), and (b) provide any other information required by Part 5 of Article 9 of the UCC or such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including whether Issuer is an organization, the type of organization and any organizational identification number issued to Issuer. Issuer shall, and hereby irrevocably authorizes Collateral Agent to, at any time and from time to time correct or complete, or to cause to be corrected or completed, any financing statements, continuation statements or other such documents as have been filed naming Issuer as debtor and Collateral Agent as secured party, for the benefit of itself, the Holders and the Trustee. Issuer agrees to furnish any such information to Collateral Agent promptly upon request. Issuer will execute notices appropriate under any applicable requirements of law that are necessary, or are reasonably requested by Collateral Agent, to evidence, perfect, or protect its security interest in and other Liens on the Collateral in such form(s) as are satisfactory to Collateral Agent. Issuer will pay the reasonable cost of filing all financing statements and other notices in all public offices where filing is deemed by Collateral Agent to be necessary or desirable to perfect, protect or enforce the security interest and Lien granted to Collateral Agent hereunder. A carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement may be filed as a financing statement. Collateral Agent is hereby authorized to give notice to any creditor, landlord or any other Person as may be necessary or desirable under applicable laws to evidence, protect, perfect, or enforce the security interest and Lien granted to Collateral Agent in the Collateral.

3.3 Bailees; Consignees; Warehousemen. If any Collateral is in the possession or control of any warehouseman or any of Issuer’s consignees, agents, processors, customers or other bailees, Issuer shall notify such warehousemen, consignee, agents, processors, customers or other bailees of Collateral Agent’s security interest and Lien therein, and upon Collateral Agent’s request made in good faith, Issuer will use commercially reasonable efforts to obtain (i) a bailee letter agreement substantially in the form of Exhibit A hereto and financing statements acceptable to Collateral Agent in its discretion exercised in good faith from such warehousemen, consignees, agents, processors, customers or other bailees and (ii) such documentation from any secured creditor or lessor of such Person as Collateral Agent may request in its discretion exercised in good faith.

3.4 Impositions; Protection of Collateral Agent’s Interests. To protect, perfect, or enforce, from time to time, Collateral Agent’s rights or interests in the Collateral, Collateral Agent may, in its discretion exercised in good faith (but without any obligation to do so) and after giving notice to Issuer (such notice not being required following the occurrence and during the continuance of an Event of Default), (i) discharge any Liens (other than Permitted Liens so long as no Event of Default has occurred) at any time levied or placed on the Collateral, (ii) pay any insurance to the extent Issuer has failed to timely pay the same, (iii) maintain guards where any Collateral is located if an Event of Default has occurred and is continuing, and (iv) obtain any record from any service bureau and pay such service bureau the cost thereof. All reasonable costs and expenses incurred by Collateral Agent in exercising its discretion under this Section 3.4 will be part of the Obligations, payable upon five (5) Business Days notice from Collateral Agent and secured by the Note Collateral.

3.5 Collateral Agent’s Duty of Care. Collateral Agent shall have no duty of care with respect to the Collateral except that Collateral Agent shall exercise commercially reasonable care with respect to the Collateral in Collateral Agent’s custody. Collateral Agent shall be deemed to have exercised commercially reasonable care if such property is accorded treatment substantially equal to that which Collateral Agent accords its own property. Collateral Agent will not be deemed to have, and nothing in this Section 3.5 may be construed to deem that Collateral Agent has, failed to exercise commercially reasonable care in the custody or preservation of Collateral in its possession merely because either (a) Collateral Agent failed to comply with any request of Issuer or (b) Collateral Agent failed to take steps to preserve rights against any Persons in such property. Issuer agrees that Collateral Agent has no obligation to take steps to preserve rights against any prior parties. In acting under or by virtue of this Agreement, Collateral Agent shall be entitled to all the rights, privileges and protections provided to it in the Indenture, which are incorporated by reference herein mutatis mutandis. Collateral Agent hereby disclaims any representation or warranty to the other Secured Creditors or any other holders of the Obligations concerning the perfection of the liens and security interests granted hereunder or in the value or sufficiency of any of the Collateral. Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office.

3.6 Verification. At any time and from time to time, Collateral Agent, in its own name or in the name of others, may (but shall not be obligated to) periodically communicate with Issuer’s account debtors, customers and other obligors to verify with them, to Collateral Agent’s satisfaction, the existence, amount and terms of any sums owed by such account debtors, customers or other obligors to Issuer and the nature of any such account debtor’s, customer’s or other obligor’s relationship with Issuer; provided that, unless an Event of Default has occurred and is continuing, in which case the number of such verifications shall not be limited during the longer of (a) such time the Event of Default remains continuing and (b) the remainder of such calendar year, such communications (measured in batches of letters or phone calls done within a three Business Day period) shall be made no more than four times per calendar year.

3.7 Equipment. If Issuer shall at any time hold equipment valued in excess of $50,000, Issuer shall (i) deliver to Collateral Agent any and all evidences of ownership of such equipment, including any certificates of title and applications for title pertaining to Issuer’s motor vehicles, and (ii) take all steps necessary, or as reasonably requested by Collateral Agent, to cause Collateral Agent’s security interest and Lien to be noted on such certificates of title; provided that if an Event of Default shall have occurred and be continuing, Issuer shall deliver all such certificates of title to Collateral Agent without regard to value and cause Collateral Agent’s security interest and Lien to be noted on all such certificates of title.

3.8 Control Agreement. With respect to any of the Collateral for which control of such Collateral is a method of perfection under the UCC, including all of Issuer’s rights, titles and interests in deposit accounts, investment property, electronic chattel paper and letter-of-credit rights, and without limiting the obligations of Issuer under the provisions of Sections 3.9, 3.10, and 3.11, Issuer will cause to be executed by each Person that Collateral Agent determines is appropriate, a control agreement in a form acceptable to Collateral Agent.

3.9 Promissory Notes and Tangible Chattel Paper. If Issuer shall at any time hold or acquire any promissory notes or tangible chattel paper with an aggregate value in excess of $50,000, Issuer shall forthwith indorse, assign and deliver the same to Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as Collateral Agent may from time to time specify.

3.10. Electronic Chattel Paper and Transferable Records. If Issuer at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, with an aggregate value in excess of $50,000, Issuer shall promptly notify Collateral Agent thereof and shall take all such action as is reasonably necessary, or at the request and option of Collateral Agent, in its discretion exercised in good faith, deemed to be necessary, to vest in Collateral Agent control, under §9-105 of the UCC, of such electronic chattel paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

3.11. Letter-of-Credit Rights. If Issuer is at any time a beneficiary under a letter of credit now or hereafter with an aggregate value in excess of $50,000, Issuer shall promptly notify Collateral Agent thereof and shall, either, at the option of Collateral Agent, use all commercially reasonable efforts to (i) arrange for the issuer and any confirmer or other nominated person of such letter of credit to consent to an assignment to Collateral Agent of the proceeds of the letter of credit or (ii) arrange for Collateral Agent to become the beneficiary of the letter of credit, with Collateral Agent agreeing, in each case, that the proceeds of the letter of credit are to be applied as provided in the Indenture.

3.12. Commercial Tort Claims. If Issuer shall at any time hold or acquire a commercial tort claim with an aggregate value in excess of $50,000, Issuer shall (i) immediately notify Collateral Agent in a writing signed by Issuer of the particulars thereof, (ii) grant to Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, and (iii) take all steps reasonably necessary, or requested by Collateral Agent, to perfect such security interest (including by filing a financing statement or an amendment to a previously existing and effective financing statement naming Issuer as debtor and Collateral Agent as secured party, in each case, describing such commercial tort claim with sufficient specificity).

4. POWER OF ATTORNEY.

4.1 Grant of Power. Issuer does hereby make, constitute and appoint Collateral Agent (or any officer or agent of Collateral Agent) as Issuer’s true and lawful attorney-in-fact, with full power of substitution, in the name of Issuer or in the name of Collateral Agent or otherwise, for the use and benefit of Collateral Agent, but at the cost and expense of Issuer, (i) to indorse the name of Issuer on any instruments, notes, checks, drafts, money orders, or other media of payment (including payments payable under any policy of insurance on the Collateral) or Collateral that may come into the possession of Collateral Agent or any Affiliate of Collateral Agent in full or part payment of any of the Obligations; (ii) upon the occurrence and during the continuance of any Event of Default, to sign and indorse the name of Issuer on any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with any Collateral, and any instrument or document relating thereto or to any of Issuer’s rights therein; (iii) to file financing statements pursuant to the UCC and other notices appropriate under applicable law as Collateral Agent deems necessary to perfect, preserve, and protect Collateral Agent’s rights and interests under this Agreement; (iv) after an Event of Default has occurred and is continuing, to obtain the insurance referred to in Section 4.05 of the Indenture and indorse any drafts and cancel any insurance so obtained by Collateral Agent; (v) after an Event of Default has occurred and is continuing, to give written notice to the United States Post Office to effect change(s) of address so that all mail addressed to Issuer may be delivered directly to Collateral Agent; and (vi) to do any and all things Collateral Agent determines to be necessary or desirable to perfect Collateral Agent’s security interest in, and Lien on, and other rights and interests in, the Collateral, to preserve and protect the Collateral and to otherwise carry out this Agreement.

4.2 Duration; Ratification of Acts. This power of attorney, being coupled with an interest, will be irrevocable for the term of this Agreement and all transactions under this Agreement and thereafter so long as any of the Obligations remain in existence. Issuer ratifies and approves all acts of such attorney, and neither Collateral Agent nor its attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law; provided that Collateral Agent shall remain liable for any damages arising as a result of Collateral Agent’s gross negligence or willful misconduct. Issuer will execute and deliver promptly to Collateral Agent all instruments necessary or desirable, as determined in Collateral Agent’s discretion exercised in good faith, to further Collateral Agent’s exercise of the rights and powers granted it in this Section 4.

5. WARRANTIES AND REPRESENTATIONS. To induce Secured Creditors to purchase the Notes pursuant to the Indenture Documents, Issuer represents to Secured Creditors that the following statements are, and will continue throughout the term of this Agreement to be, true:

5.1 Jurisdiction of Organization; Places of Business, etc. Issuer’s (i) jurisdiction of organization is the jurisdiction identified on Exhibit 5.1, (ii) exact legal name is as set forth in the first paragraph of this Agreement (as may be updated from time to time as provided in Section 6.2), (iii) chief executive office and principal place of business are set forth on Exhibit 5.1 (as may be updated from time to time as provided in Section 6.2), (iv) offices or locations where Issuer keeps the Collateral (except for inventory in transit) or conducts any of its business are listed on Exhibit 5.1 (as may be updated from time to time as provided in Section 6.2), (v) federal tax identification number is identified on Exhibit 5.1, and (vi) organizational identification number in its jurisdiction of organization is identified on Exhibit 5.1.

5.2 Prior Locations Of Collateral. Except for inventory in transit, none of the inventory or equipment constituting part of the Collateral has been at, or has been removed from, any location during the five year period preceding the date of this Agreement other than those locations set forth on Exhibit 5.1.

5.3 Names. All trade names, assumed names, fictitious names and other names used by Issuer during the five year period preceding the date of this Agreement are set forth on Exhibit 5.3, and Issuer has not, during the preceding 5 year period, except as may be set forth on Exhibit 5.3, acquired any of its assets in any bulk transfer.

5.4 Investment Property. Except as set forth on Exhibit 5.4, Issuer has no rights, titles or interests in, or with respect to, any investment property.

5.5 Letter-of-Credit Rights. Except as set forth on Exhibit 5.5, Issuer has no rights, titles or interests in, or with respect to, any letters of credit.

5.6 Electronic Chattel Paper. Except as set forth on Exhibit 5.6, Issuer has no rights, titles or interests in, or with respect to, any electronic chattel paper.

5.7 Commercial Tort Claims. Except as set forth on Exhibit 5.7, Issuer has no rights, titles or interests in, or with respect to, any commercial tort claims.

5.8 Instruments. Except as set forth on Exhibit 5.8, Issuer has no rights, titles or interests in, or with respect to, any instruments, including promissory notes.

5.9 State of Title. Issuer has good and indefeasible title to, and ownership of, the Collateral, free and clear of all Liens except to the extent, if any, of the Permitted Liens.

5.10 Priority. Collateral Agent has a first priority security interest in, and Lien on, the Collateral except to the extent, if any, of the Permitted Liens.

The representations and warranties set forth in this Section 5 are made as of the date hereof; provided that to the extent necessary to cause the representations and warranties set forth in this Section 5 to remain true, complete and accurate as of the date hereof and as of each day on which Notes are issued pursuant to the Indenture, Issuer shall update in writing any Exhibits provided for in this Section 5 promptly upon learning of any circumstance which may have the effect of making any such representation or warranty contained in this Section 5 materially untrue or misleading. The requirement of Issuer to update any Exhibit provided for herein is not, and may not be construed to be, a cure of any Event of Default occurring prior to any such update or existing at the time of any such update without the written waiver of such Event of Default by the Holders or the Trustee with the consent of the Holders as provided in the Indenture.

6. COLLATERAL COVENANTS. Until the Termination Date, Issuer will:

6.1 Claims Against Collateral. Maintain the Collateral, as the same is constituted from time to time, free and clear of all Liens, except to the extent, if any, of the Permitted Liens, and Issuer will defend or cause to be defended the Collateral against all of the claims and demands of all Persons whomsoever (except to the extent, if any, of the Permitted Liens).

6.2 Notice of Change in Place of Business; Names, etc. (i) Give Collateral Agent at least 15 Business Days advance notice in writing of any change in Issuer’s (a) chief executive office, principal place of business, or other places of business, or the opening of any new places of business, (b) exact legal name as set forth in the first paragraph of this Agreement, (c) names from those set forth on Exhibit 5.3, or (d) the adoption by Issuer of trade names, assumed names or fictitious names; (ii) not, without the prior written consent of Collateral Agent, which consent will not be unreasonably withheld, change Issuer’s jurisdiction of organization and (iii) if Issuer changes its place of business, name or jurisdiction as provided in clause (i) and (ii) above, take all such actions as may be necessary to cause the security interest and Liens in favor of Collateral Agent in the Collateral to remain perfected.

6.3 Notice of Governmental or Foreign Accounts. Promptly notify Collateral Agent in writing of any contract with respect to which the account debtor is (i) the United States of America or any state, city, county or other governmental authority or any department, agency or instrumentality of any of them, or any foreign government or instrumentality thereof or (ii) a business which is located in a foreign country.

6.4 Notice of Adverse Information. Promptly notify Collateral Agent in writing of any information which Issuer has or may receive with respect to any Collateral, then constituting an aggregate book value of $250,000 or more, which could be expected to materially and adversely affect the value of such Collateral or the rights of Collateral Agent with respect thereto.

6.5 Equipment. Maintain the equipment necessary in Issuer’s business in good operating condition and repair, ordinary wear and tear excepted, make all necessary replacements thereof so that the value and operating efficiency thereof shall at all times be maintained and preserved, except where failure to so maintain or preserve could not be expected to result in a material adverse effect, and promptly inform Collateral Agent of any deletions to such equipment subject to the terms of the Indenture. Issuer will not permit any of the equipment to become a fixture to real property not mortgaged to Collateral Agent or an accession to other personal property not constituting part of the Collateral.

6.6 Inventory. Maintain the inventory taken as a whole in good and salable condition exclusive of slow-moving, obsolete, or damaged inventory for which reserves or write-downs have been made on Issuer’s books in the ordinary course of business. Issuer will handle, maintain and store the inventory in a safe and careful manner in material compliance with all applicable laws, rules, regulations, ordinances and governmental orders.

6.7 Insurance. Insure the Collateral in accordance with the terms of the Indenture. In addition, such insurance shall name Collateral Agent as additional insured, loss payee or mortgagee, as applicable, with evidence thereof being delivered to Collateral Agent.

6.8 Removal of Collateral. Not (i) remove any of the Collateral from the locations set forth in Exhibit 5.1 of this Agreement (except for inventory in transit and for other Collateral so removed in the ordinary course of business if the aggregate value thereof is less than $250,000 at any time) or (ii) keep any of the Collateral at any other office or location (except for inventory in transit and for other Collateral so kept in the ordinary course of business if the aggregate value thereof is less than $250,000 at any time), without giving Collateral Agent and Collateral Agent’s counsel, as set forth in Section 6.2, at least 15 Business Days prior notice of such action and complying with the other terms of this Agreement; provided that such location is within the continental United States.

6.9 No Liens. Not create or permit to be created or to exist any Lien on any of the Collateral except to the extent, if any, of the Permitted Liens. As it respects (i) the UCC financing statement filed at the Delaware Secretary of State by SGL Carbon LLC, initial file number 10800109 filed July 25, 2001, and (ii) the UCC financing statement filed at the Delaware Secretary of State by U.S. Bank, National Association, as Agent, initial file number 5186871 filed June 17, 2005 (the “U.S. Bank UCC”), Issuer will cause each such financing statement to be terminated as soon as reasonably practicable and, solely with respect to the U.S. Bank UCC, in any event within ten (10) Business Days following the Closing Date, and shall provide Collateral Agent with evidence of the terminations thereof.

7. TERM. Subject to Section 11.6 below, this Agreement will terminate on Termination Date.

8. AGENT’S RIGHTS AND REMEDIES.

8.1 Remedies. (i) On the occurrence and during the continuance of an Event of Default, Collateral Agent may immediately, at any time, while such Event of Default is continuing, take any one or more of the following actions, without notice, demand or legal process of any kind (except as may be required by law), all of which Issuer waives to the fullest extent permitted by law:

(a) proceed to enforce payment of the Obligations and to exercise all of the rights and remedies afforded to Collateral Agent by the UCC, under the terms of the Indenture Documents and by law and in equity provided, including those set forth below in this Section 8.1;

(b) take possession of the Collateral and maintain such possession on Issuer’s premises at no cost to Collateral Agent, or remove the Collateral, or any part thereof, to such other place(s) as Collateral Agent may desire;

(c) enter on any premises on which the Collateral, or any part or records thereof, may be situated and remove the same therefrom, for which action Issuer will not assert against Collateral Agent any claim for trespass, breach of the peace or similar claim and Issuer will not hinder Collateral Agent’s efforts to effect such removal;

(d) require Issuer, at its cost, to assemble the Collateral and make it available at a place designated by Collateral Agent;

(e) collect, compromise, take, sell or otherwise deal with the Collateral and proceeds thereof in its own name or in the name of Issuer, including (1) bringing suit on any one or more of the accounts, chattel paper, instruments, documents, leases or other agreements (collectively, “Contracts”) in the name of Issuer or Collateral Agent, and exercise all such other rights respecting the Contracts, in the name of Issuer or Collateral Agent, including the right (but not the obligation) to accelerate or extend the time of payment, settle, release in whole or in part any amounts owing on any Contract and issue credits in the name of Issuer or Collateral Agent, and including proceeding against any collateral or security provided in respect of any Contract and (2) bringing suit on any one or more of the general intangibles, in the name of Issuer or Collateral Agent, and exercise all such other rights respecting the general intangibles, including the right (but not the obligation) to accelerate or extend the time of payment, settle, release in whole or in part any amounts owing on any general intangible and issue credits in the name of Issuer or Collateral Agent, and including proceeding against any collateral or security provided in respect of any general intangible;

(f) sell part or all of the Collateral (through agents or otherwise) at public or private sale(s), for cash, upon credit or otherwise, at such prices and upon such terms as Collateral Agent deems advisable, at Collateral Agent’s discretion exercised in good faith, and Collateral Agent may, in Collateral Agent’s discretion exercised in good faith, postpone or adjourn any sale of the Collateral from time to time by an announcement at the time and place of sale or by announcement at the time and place of such postponed or adjourned sale, without being required to give a new notice of sale, and without being obligated to make any sale of the Collateral regardless of notice of sale having been given;

(g) to the extent Collateral Agent has not so acted or is currently so acting pursuant to the other terms of this Agreement, notify Issuer’s customers, account debtors and any other Persons (1) obligated on the Collateral to make payment or otherwise render performance to or for the benefit of Collateral Agent and (2) that, without limiting the generality of clause (1), the Contracts and general intangibles have been assigned to Collateral Agent and that payments should be made directly to Collateral Agent;

(h) require Issuer, using such form as Collateral Agent may approve, to notify Issuer’s customers, account debtors and any other Persons, and to indicate on all of Issuer’s correspondence to such customers, account debtors and other Persons, that the Contracts and general intangibles must be paid to Collateral Agent directly;

(i) sign any indorsements, assignments or other writings of conveyance or transfer in connection with any disposition of the Collateral;

(j) sell, assign, transfer or otherwise dispose of all or any part of the Collateral (through agents or otherwise) in any manner permitted by law and do any other thing and exercise any other right or remedy which Collateral Agent may, with or without judicial process, do or exercise under applicable law, and in any such sale Collateral Agent may sell, assign, transfer or otherwise dispose of all or any part of the Collateral without giving any warranties and Collateral Agent may specifically disclaim any warranties of title and the like;

(k) apply for and have a receiver appointed under state or federal law by a court of competent jurisdiction in any action taken by Collateral Agent to enforce its rights and remedies under this Agreement and, as applicable, the other Indenture Documents in order to manage, protect, preserve, and sell and otherwise dispose of all or any portion of the Collateral and continue the operation of the business of Issuer, and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership, including the compensation of the receiver, and to the payment of the Obligations until a sale or other disposition of such Collateral is finally made and consummated;

(l) enforce the obligations of an account debtor or other Person obligated on collateral and exercise the rights of the debtor with respect to the obligation of the account debtor or other Person obligated on collateral to make payment or otherwise render performance to Issuer, and with respect to any property that secures the obligations of the account debtor or other Person obligated on collateral, in any case directly or through collection agencies or other collection specialists; and

(m) without limiting the provisions of Section 2.2, apply (or instruct another Person to apply) to the Obligations the balance of any deposit account that is part of the Collateral.

(ii) Issuer acknowledges that portions of the Collateral could be difficult to preserve and dispose of and be further subject to complex maintenance and management. Accordingly, Collateral Agent, in exercising its rights under this Section 8.1, shall have the widest possible latitude to preserve and protect the Collateral and Collateral Agent’s security interest in and Lien thereon. Moreover, Issuer acknowledges and agrees that Collateral Agent shall have no obligation to, and Issuer hereby waives to the fullest extent permitted by law any right that it may have to require Collateral Agent to, (a) clean up or otherwise prepare any of the Collateral for sale, (b) pursue any Person to collect any of the Obligations or (c) exercise collection remedies against any Persons obligated on the Collateral. Collateral Agent’s compliance with applicable local, state or federal law requirements, in addition to those imposed by the UCC, in connection with a disposition of any or all of the Collateral will not be considered to adversely affect the commercial reasonableness of any disposition of any or all of the Collateral under the UCC.

8.2 Notice of Disposition; Allocations. If any notice is required by law to effectuate any sale or other disposition of the Collateral, (i) Collateral Agent will give Issuer written notice of the time and place of any public sale or of the time after which any private sale or other intended disposition thereof will be made, and at any such public or private sale, Collateral Agent may purchase all or any of the Collateral; and (ii) Collateral Agent and Issuer agree that such notice will not be unreasonable as to time if given in compliance with this Agreement ten days prior to any sale or other disposition. The proceeds of the sale will be applied first to all reasonable costs and expenses of such sale including attorneys’ fees and other reasonable costs and expenses, and second to the payment of all Obligations in the manner and order provided in the Indenture. Issuer shall remain liable to Collateral Agent for any deficiency. Unless otherwise directed by law, Collateral Agent will return any excess to Issuer.

8.3 Payment of Expenses. Issuer shall pay to Collateral Agent, on five (5) Business Days notice from Collateral Agent, all costs and expenses, including court costs, attorneys’ fees and costs of sale, incurred by Collateral Agent in exercising any of its rights or remedies hereunder, all of which constitute part of the Obligations and are secured by the Note Collateral.

9. INDEMNIFICATION. In consideration of the execution and delivery of the Indenture and the purchase of Notes from Issuer thereunder, Issuer will indemnify and hold each Secured Creditor and each Secured Creditor’s directors, Affiliates, and agents (for the purposes of this Section 9 each is an “Indemnified Party”) harmless from and against any and all claims, losses, obligations and liabilities arising out of or resulting from any or all of (i) this Agreement and (ii) the transactions contemplated by this Agreement (including enforcement of this Agreement), in all cases except for claims, losses or liabilities to the extent resulting from an Indemnified Party’s gross negligence or willful misconduct. The indemnification provided for in this Section 9 is in addition to, and not in limitation of, any other indemnification or insurance provided by Issuer to any Secured Creditor.

10. NOTICE. Any notice, certificate, request, notification and other communication required, permitted or contemplated hereunder must be in writing and given in accordance with the Indenture.

11. GENERAL.

11.1 Severability. If any term of this Agreement is found invalid under New York law or other laws of mandatory application by a court of competent jurisdiction, the invalid term will be considered excluded from this Agreement and will not invalidate the remaining terms of this Agreement.

11.2 GOVERNING LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE

GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

11.3 WAIVER OF JURISDICTION. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR COLLATERAL AGENT TO ENTER INTO THIS AGREEMENT AND FOR SECURED CREDITORS TO PURCHASE THE NOTES FROM ISSUER, ISSUER AND SECURED CREDITORS AGREE THAT ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AGREEMENT, ITS VALIDITY OR PERFORMANCE AND WITHOUT LIMITATION ON THE ABILITY OF SECURED CREDITORS AND THEIR SUCCESSORS AND ASSIGNS, TO INITIATE AND PROSECUTE IN ANY APPLICABLE JURISDICTION ACTIONS RELATED TO THE REPAYMENT AND COLLECTION OF THE OBLIGATIONS AND THE EXERCISE OF ALL OF SECURED CREDITORS’ RIGHTS AGAINST ISSUER WITH RESPECT THERETO AND ANY SECURITY OR PROPERTY OF ISSUER, INCLUDING DISPOSITIONS OF THE COLLATERAL, SHALL BE INITIATED AND PROSECUTED AS TO ALL PARTIES AND THEIR SUCCESSORS AND ASSIGNS AT NEW YORK, NEW YORK. EACH SECURED CREDITOR AND ISSUER CONSENTS TO AND SUBMITS TO THE NONEXCLUSIVE JURISDICTION OVER ITS PERSON BY ANY COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF HAVING JURISDICTION OVER THE SUBJECT MATTER, AND CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY CERTIFIED MAIL DIRECTED TO ISSUER AND SECURED CREDITORS AT THEIR RESPECTIVE ADDRESSES SET FORTH IN THE INDENTURE OR AS OTHERWISE PROVIDED UNDER THE LAWS OF THE STATE OF NEW YORK. ISSUER WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER, AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

11.4 Survival and Continuation of Representations and Warranties. All of Issuer’s representations and warranties contained in this Agreement shall (i) survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto and (ii) remain true in all material respects until the Termination Date, and are made by Issuer with the same effect as though the representations and warranties had been made again on, and as of, each day of the term of this Agreement (unless such representation and warranty is stated to relate to an earlier date, in which case such representation and warranty shall be complete and correct as of such earlier date), subject to such changes as may not be prohibited hereby, do not constitute Events of Default, and have been consented to by Collateral Agent (with the consent of the Holders or the Trustee as specified in Sections 9.01 and 9.02 of the Indenture) in writing.

11.5 Collateral Agent’s Additional Rights Regarding Collateral. All of the Obligations shall constitute one obligation secured by all of the Collateral. In addition to Collateral Agent’s other rights and remedies under the Indenture Documents, Collateral Agent may, in its discretion exercised in good faith, following the occurrence and during the continuance of any Event of Default: (i) exchange, enforce, waive or release any of the Collateral or portion thereof, (ii) apply the proceeds of the Collateral against the Obligations and direct the order or manner of the liquidation thereof (including any sale or other disposition), as Collateral Agent may, from time to time, in each instance determine in its discretion exercised in good faith, and (iii) settle, compromise, collect or otherwise liquidate any such security in any manner without affecting or impairing its right to take any other further action with respect to any security or any part thereof.

11.6 Application of Payments; Revival of Obligations. Collateral Agent shall have the continuing right to apply or reverse and reapply any payments to any portion of the Obligations in accordance with Section 6.10 of the Indenture. To the extent Issuer makes a payment or payments to any Secured Creditor or any Secured Creditor receives any payment or proceeds of the Collateral or any other security for Issuer’s benefit, which payment(s) or proceeds or any part thereof are subsequently voided, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) or proceeds received, the Obligations or part thereof intended to be satisfied shall be revived and shall continue in full force and effect, as if such payment(s) or proceeds had not been received by the affected Secured Creditor.

11.7 Additional Waivers by Issuer. Issuer waives presentment and protest of any instrument and notice thereof, and, except as expressly provided in the Indenture Documents, demand, notice of default and all other notices to which Issuer might otherwise be entitled. Issuer agrees that it shall not assert any claim against any Secured Creditor on any theory of liability for consequential, special, indirect or punitive damages.

11.8 Equitable Relief. Issuer recognizes that, in the event Issuer fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to Collateral Agent and the other Secured Creditors; therefore, Issuer agrees that Collateral Agent and the other Secured Creditors, if Collateral Agent and the other Secured Creditors so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

11.9 Entire Agreement; Amendments; Counterparts; Fax Signatures. This Agreement and the other Indenture Documents set forth the entire agreement of the parties with respect to the subject matter of this Agreement and supersede all previous understandings, written or oral, in respect thereof. Any request from time to time by Issuer for Secured Creditors’ amendment, modification or waiver of any provision in this Agreement must be in writing. The terms of this Agreement may be amended, waived or modified only by an instrument in writing duly executed by Issuer and Collateral Agent (with the consent of the Holders or the Trustee as specified in Sections 9.01 and 9.02 of the Indenture). Any such amendment, waiver or modification shall be binding upon the Secured Creditors, each holder of Obligations, and Issuer. Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. Any documents delivered by, or on behalf of, Issuer by fax transmission (i) may be relied on by Collateral Agent as if the document were a manually signed original and (ii) will be binding on Issuer for all purposes of the Indenture Documents.

11.10 Headings. Section headings in this Agreement are included for convenience of reference only and shall not relate to the interpretation or construction of this Agreement.

11.11 Cumulative Remedies. The remedies provided in this Agreement and the other Indenture Documents are cumulative and not exclusive of any remedies provided by law. Exercise of one or more remedy(ies) by Collateral Agent and the other Secured Creditors does not require that all or any other remedy(ies) be exercised and does not preclude later exercise of the same remedy.

11.12 Waivers. Failure by Collateral Agent or any other Secured Creditor to exercise any right, remedy or option under this Agreement or in any Indenture Documents or delay by Collateral Agent or any other Secured Creditor in exercising the same shall not operate as a waiver by Collateral Agent or any other Secured Creditor of its right to exercise any such right, remedy or option.

11.13 Recourse to Directors or Officers. The obligations of the Secured Creditors under this Agreement are solely the corporate obligations of the Secured Creditors. No recourse shall be had for any obligation or claim arising out of or based upon this Agreement against any stockholder, employee, officer, or director of any of the Secured Creditors.

11.14 Assignment. Collateral Agent shall have the right to assign this Agreement and the other Indenture Documents. Issuer may not assign, transfer or otherwise dispose of any of its rights or obligations hereunder, by operation of law or otherwise, except pursuant to a transaction permitted under Section 5.01 of the Indenture, and any such assignment, transfer or other disposition without Collateral Agent’s written consent (with the consent of the Holders or Trustee as specified in Sections 9.01 and 9.02 of the Indenture) shall be void. All of the rights, privileges, remedies and options given to any Secured Creditor under the Indenture Documents shall inure to the benefit of the successors and assigns of the applicable Secured Creditor, and all the terms, conditions, covenants, provisions and warranties herein shall inure to the benefit of and bind the permitted successors and assigns of Issuer and each Secured Creditor, respectively.

11.15 Collateral Agent. As between the Holders, the Trustee and Collateral Agent, (a) Collateral Agent will hold all items of the Collateral at any time received under this Agreement in accordance with the terms of this Agreement and the Indenture and (b) by accepting the benefits of this Agreement, each Holder and the Trustee acknowledges and agrees that (1) the obligations of Collateral Agent as holder of the Collateral and any interests therein and with respect to any disposition of any of the Collateral or any interests therein are only those obligations expressly set forth in this Agreement and the Indenture and (2) this Agreement may be enforced only by the action of Collateral Agent and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement, it being understood and agreed that such rights and remedies may be exercised by Collateral Agent, for the benefit of the Secured Creditors, upon the terms of this Agreement and the Indenture.

11.16 Conflict. If there is any conflict, ambiguity, or inconsistency, in Collateral Agent’s judgment, between the terms of this Agreement and any of the other Indenture Documents, then the applicable terms and provisions, in Collateral Agent’s judgment, providing Collateral Agent (or, as applicable, the Secured Creditors) with greater rights, remedies, powers, privileges, or benefits will control.

11.16 WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR AGENT TO ENTER INTO THIS AGREEMENT AND FOR SECURED CREDITORS TO PURCHASE THE NOTES FROM ISSUER, ISSUER AND EACH SECURED CREDITOR EACH WAIVES TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AGREEMENT OR THE CONDUCT OF THE RELATIONSHIP BETWEEN OR AMONG THE SECURED CREDITORS AND ISSUER.

11.17 Intercreditor Agreement.

(a) The Liens granted hereunder in favor of Collateral Agent for the benefit of the Secured Creditors in respect of the Collateral and the exercise of any right related thereto thereby shall be subject, in each case, to the terms of the Intercreditor Agreement.

(b) In the event of any direct conflict between the express terms and provisions of this Agreement and of the Intercreditor Agreement, the terms and provisions of the Intercreditor Agreement shall control until the Discharge of the Revolving Credit Obligations (as defined in the Intercreditor Agreement) shall have occurred.

(c) Notwithstanding anything to the contrary herein, any provision hereof that requires Issuer to (i) deliver any Revolving Credit Primary Collateral (as defined in the Intercreditor Agreement) to Collateral Agent or (ii) provide that Collateral Agent have control over such Revolving Credit Primary Collateral may be satisfied by (A) the delivery of such Collateral by Issuer to the Administrative Agent for the benefit of the Lenders and the L/C Issuer (as defined in the Credit Agreement) and Collateral Agent for the benefit of the Secured Creditors pursuant to Section 5.4 of the Intercreditor Agreement and (B) providing that the Administrative Agent be provided with control with respect to such Collateral of Issuer for the benefit of the Lenders and the L/C Issuer and Collateral Agent for the benefit of Secured Creditors pursuant to Section 5.4 of the Intercreditor Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Agreement has been duly executed by Issuer as of the day and year first above written.

ISSUER:

CITISTEEL USA, INC.

By:	/s/ Allen Egner
Allen Egner, Treasurer and Secretary

Accepted at New York, New York,
as of August 25, 2005

THE BANK OF NEW YORK, as Collateral Agent

By:	/s/ Remo J. Reale

SIGNATURE PAGE

(SECURITY AGREEMENT CITISTEEL USA, INC.)

Exhibit A

[FORM OF BAILEE WAIVER]

[LETTERHEAD/ADDRESS OF BAILEE]

The Bank of New York,

    as Collateral Agent

101 Barclay Street, 8th Floor

New York, New York 10286

Attn: Remo Reale

          Vice President

Date:                  , 200

Ladies and Gentlemen:

The undersigned acknowledges that CitiSteel USA, Inc., a Delaware corporation (“Issuer”), has granted a security interest in substantially all of its assets and property in favor of The Bank of New York, as Collateral Agent (“Collateral Agent”) to secure its obligations arising under or in connection with its Senior Secured Floating Rate Notes due 2010 and the indenture governing such notes and agrees as follows:

(1) The undersigned is the bailee of property of Issuer (the “Property”), including Property located at                      (the “Premises”).

(2) The undersigned acknowledges that the Property is subject to a prior perfected security interest and lien in favor of Collateral Agent under a Security Agreement, dated as of August     , 2005 among, inter alia, the Issuer and the Collateral Agent (as such agreement may be as amended, restated, supplemented or otherwise modified).

(3) Any and all liens, claims, demands, rights or interests which the undersigned now has or hereafter acquires in, on or to the Property and all additions thereto and replacements and substitutions therefore, including, without limitation, bailee’s liens and the right to levy, take possession of or sell for unpaid costs, fees or charges, will be and are hereby made subordinate and inferior to any now existing or hereafter arising lien or security interest of Collateral Agent in the Property.

(4) Collateral Agent may, at no expense to the undersigned, in accordance with the terms of agreements between Collateral Agent and Issuer, enter onto any location of the undersigned at which any of the Property is held, maintained or stored by the undersigned (including the Premises) at any time or times and take possession of, or remove, the Property or any part thereof and as such Property upon the taking of possession or removal may be sold, transferred or otherwise disposed of free and discharged of all liens, claims, demands, rights or interests of the undersigned.

(5) All terms and conditions of this waiver are binding upon the successors and assigns or encumbrances of the undersigned.

(6) This waiver is governed by and construed in accordance with the laws of the State of the State of [New York], without regard to conflict of laws principles.

Executed this      day of             , 200  .

[Bailee]

By:
Its:

[Address]

Acknowledged and Agreed:

THE BANK OF NEW YORK,
As Collateral Agent

By:
Its:

SECURITY AGREEMENT

Exhibit 5.1

Issuer’s Jurisdiction of Organization

Delaware

Issuer’s Chief Executive Office and Principal Place of Business

4001 Philadelphia Pike, Claymont, Delaware 19703

Issuer’s Offices or Locations Where any Collateral is Located

4001 Philadelphia Pike, Claymont, Delaware 19703

SECURITY AGREEMENT

Exhibit 5.3

Trade Names, Assumed Names and Fictitious Names

A. Currently in Use

None.

B. Used During Last Five Years but not Currently in Use

None.

Assets Acquired in Bulk Transfer

None.

SECURITY AGREEMENT

Exhibit 5.4

(Investment Property)

None.

SECURITY AGREEMENT

Exhibit 5.5

(Letter-of-Credit Rights)

None.

SECURITY AGREEMENT

Exhibit 5.6

(Electronic Chattel Paper)

None.

SECURITY AGREEMENT

Exhibit 5.7

(Commercial Tort Claims)

None.

SECURITY AGREEMENT

Exhibit 5.8

(Instruments)

None.